SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008 (January 28, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

(e)	Actions Regarding Executive Compensation by the Compensation Committee on January 28, 2008:

At its January 28th meeting, the Compensation Committee (the “Committee”) of the Board of Directors of Ambac Financial Group, Inc. (“Ambac”) took the following actions with respect to the compensation of the Company’s named executive officers (which officers were determined by reference to the Company’s proxy statement, dated March 30, 2007):

Bonuses for 2007

Name	2007 Bonus Amount
John W. Uhlein, III	$750,000
Douglas C. Renfield-Miller	$800,000
Sean T. Leonard	$700,000
William T. McKinnon	$800,000

All of the bonuses awarded were payable in cash.

The following stock options were granted to the named executive officers by the Compensation Committee on January 28, 2008. The stock options have an exercise price per share of $11.13, which was the closing price of Ambac’s common stock on the New York Stock Exchange on the date of grant. Each executive officer’s stock option award will vest in three equal installments, the first installment vesting on January 28, 2009, the second installment vesting on January 28, 2010 and the third installment vesting on January 28, 2011.

2008 Stock Option Awards

Name	2008 Stock Option Award
John W. Uhlein, III	64,000
Douglas C. Renfield-Miller	64,000
Sean T. Leonard	46,000
William T. McKinnon	32,500

The following restricted stock unit awards were granted to the named executive officers by the Compensation Committee on January 28, 2008. All of the restricted stock unit awards vest three years from the grant date.

2008 Restricted Stock Unit Awards

Name	2008 RSU Award ($)	*2008 RSU Award (#shares)
John W. Uhlein, III	$640,000	57,503
Douglas Renfield-Miller	640,000	57,503
Sean T. Leonard	460,000	41,330
William T. McKinnon	425,000	38,186

*	The number of shares included in each award was calculated by dividing the dollar value of the award by $11.13 and rounding up to the nearest whole share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)
Dated: February 1, 2008
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel